UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2011

TEXADA VENTURES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51563	98-0374224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 9th Street, Manhattan Beach, California, 90266
 (Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (604) 562-6915

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On May 20, 2011, Texada Ventures Inc. (the “Registrant”) entered into a term sheet (the “Term Sheet”), with Anadolun Madencilik Ltd. Sti., a limited company under the provisions of the Turkish Commercial Code (“Anadolun”), which outlines the general terms and conditions pursuant to which the Registrant and Anadolun have agreed to enter into a definitive option under which the Registrant may acquire or earn 95% of Anadolun’s interest in Anadolun’s Karasu Rare Earth Metals Project located in Sakarya Province, Turkey (the “Property”). Under the Term Sheet, the definitive agreement will provide the Registrant with the option to acquire the Property interest, by incurring $1,000,000 in exploration expenditures (in aggregate) on the Property, issuing 6,000,000 shares of common stock of the Registrant (in aggregate) to Anadolun, and paying Anadolun $1,000,000 (in aggregate). The definitive agreement will contain customary terms and conditions, including covenants requiring each party not to sell their respective entities or assets to another party.

Under the Term Sheet, the Registrant agreed to advance Anadolun $200,000 (as part of a bridge loan), to fund certain expenditures related to the Property, in consideration for the issuance of a promissory note (a form of the promissory note is attached as an exhibit). The Registrant plans to complete a financing to fund this obligation.

The Registrant and Anadolun will work together in good faith to negotiate and finalize a definitive agreement on or before July 1, 2011, and to close the Transaction (as defined in the Term Sheet) on or before July 15, 2011, or such other later date as may be mutually agreed.

The Term Sheet may be terminated by either party if the closing conditions set forth therein are not satisfied on or before July 15, 2011, provided that the terminating party acted in good faith and has not breached the terms of the Term Sheet.

Each party will pay its own expenses in connection with the negotiation of the definitive agreement.

Except for provisions related to the bridge loan, representations and warranties of Anadolun regarding the Property, termination, exclusivity, and public announcements, the Term Sheet is non-binding on the parties.

Item 9.01.    Exhibits

99.1	Anadolun Term Sheet
99.2	Loan Agreement between Anadolun Madencilik Ltd. Sti and Texada Ventures Inc. dated May 20, 2011
99.3	Form of 5% Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXADA VENTURES INC.
May 25, 2011	By: /s/ David Brow David Brow Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Anadolun Term Sheet
99.2	Loan Agreement between Anadolun Madencilik Ltd. Sti and Texada Ventures Inc. dated May 20, 2011
99.3	Form of 5% Promissory Note